Tasker Products

Presentation of Fourth Quarter and Full Year 2004 Financial Results and Recent Progress

March 31, 2005

This presentation contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the section entitled, "Risk Factors That May Affect Future Results" in Item 1 of the Company's Current Report on Form 10-KSB as filed with SEC.

Overview

- Unique, proprietary technology developing a paradigm shift in the control of bacteria
- Unique, patented process combines hydrogen and copper sulfate to inhibit microbes and bacteria
- Physical make-up of compound, kills bad bacteria and leaves the good bacteria

Overview

- pHarlo is an acid that is broken down and then rebuilt, in which hydrogen protons are attached to the acid atom in a very stable highly charged bond that attaches to copper sulfate rendering it in a suspended state
- When copper is combined with the unique patented ingredient, cellular growth of pathogenic bacteria is arrested.
- This chemical interaction is selective, leaving the "good" bacteria necessary for a healthy digestive system.

Product Applications

- Our patented technology applied to liquid has been clinically proven to eliminate (not mask) oral odor for an extended period of time
- It is effective in significantly inhibiting pathogenic bacteria in an efficient and expeditious manner in food processing
- In a cream form reduces pain from burns, scrapes, abrasions and reduces wrinkles
- In a shampoo format, it delivers relief to dogs suffering with Hot Spots
- It will be tested to determine its effectiveness at eliminating bacteria in water

Current Products

Oral Hygiene

- CloseCall™ eliminates, not masks, odors from all types of food (including onions and garlic), tobacco and alcohol
- Roll-out began on February 24 in N.E.
- Product distributed through a group of well established distributors
- Nationwide distribution planned for summer

TASKER PRODUCTS

Current Products

Oral Hygiene

- Over 300 accounts opened in first month
- High level of retailer acceptance
- Consumer repeat purchases are high
- Roll-out timing on target
- Establishing global distributor relationships

TASKER PRODUCTS

Current Products

Food Processing

- First initiative in this sector focused on poultry processing
- Successful in attracting recognized industry experts into management team
- Tests results submitted to USDA resulted in a decision to begin commercial verification
- Why are processors interested…

Average Microbial reduction in Salmonella incidence on chicken carcasses using standard Government testing methods


Percentage of Positive Carcasses
35
30
25
20
15
10
5
0
Average
Control
Pharlo

TASKER PRODUCTS


pHarlo Blue treatment extends shelf life
by an incremental 4-5 days
Log10 cfu/mL of psychrotrophicplate count
0
1
2
3
4
5
6
7
S
S
S
S
SI
SI
SI
SI
Control
Treated
Day 7
Day 8
Day 9
Day 10
Day 11
Day 12
Day 13
Day 14
Day 15
Legend: SI = Slight off odor, S = Sour or spoiled

Current Products

Poultry Processing

- Without these approved protocols, all chickens used in verification process would be discarded at Tasker's expense
- Now chickens treated with Tasker's technology during the testing will be consumed by the public
- Poultry processors require test results from commercial runs at their plants before considering using a product

Current Products

Poultry Processing – Verification Timeline

- Required in-plant protocols being submitted to USDA for "scalding process"
- After Tasker receives protocol approval, equipment will be set-up at poultry processor's plant and verification begins
- We intend to submit protocols for commercial verification in the eviscerating and chill processes immediately and run them concurrently

Current Products

Poultry Processing – Verification Timeline

- Tasker will conduct each test for a minimum of five weeks to obtain a statistical sample during which, Tasker will receive payment for the use of its technology
- The results will be reviewed by the USDA and, based on the results, our technology can continue in full commercial use
- The first verification site is planned for a major poultry plant in Georgia

Financial

- Due to unanticipated administration delays in gathering various documents the filing of our 10-KSB will be delayed 15 days or less
  - No significant prior period changes anticipated as result of audit
- Our estimated cash and equivalent at year-end was $14.2 million
- Our current “burn rate” is approximately $300,000 per month
- We have no significant long-term debt

Pending Acquisition

- On February 22 we announced our intentions to acquire certain assets of pHarlo Citrus Technologies, Indian River Labs and Coast-to-Coast
- With the completion of this acquisition, Tasker will expand its product and market capabilities to include applications for pre-harvest food processing and water treatment and will have worldwide rights to all its product ranges

Pending Acquisition

- We will own the utility patents for all current and future products within our product ranges
- Tasker will acquire the plants and control the production of pHarlo for its use
- All royalties to Indian River Labs will stop
- Although the base patents for the pHarlo will remain with a new company organized by pHarlo Citrus Technologies, Tasker will have first right of refusal for each new patent outside its product lines

Summary

- We are currently focused on the CloseCall roll-out to accomplish national distribution in 2005, after which, we will embark on expanding worldwide
- Our progress in poultry processing is expected to result in contracts with major participants worldwide starting in the second quarter
- Recently announced pet shampoo and breath spray will be available in store beginning in May

TASKER PRODUCTS

Summary

- We are currently working on pre-harvest uses directly with potential customers and expect to show results over the next three months
- Our objective is to convert our current applications into cash generators as soon as practical, while developing additional applications for market
- We believe that 2005 will be a profitable year for Tasker, beginning in the second half

TASKER PRODUCTS

Thank you for joining us today.

We will now open the conference call to Q&A.

For more information contact us at:

taskerproducts@wallstreetir.com